                                                                     EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             COGNIGEN NETWORKS, INC.

          Pursuant to the provisions of the Colorado  Business  Corporation Act, the undersigned  corporation  adopts the following Articles of Amendment to its Articles of Incorporation:

          FIRST: The name of the corporation is Cognigen Networks, Inc.

          SECOND: The following  amendment to the Articles of Incorporation  was duly adopted by the board of  directors  on October 11, 2002,  in accordance  -- with Section  7-106-102  of the Colorado  Business
               Corporation Act.

Article FOURTH of the Articles of  Incorporation is hereby amended by adding the following Section (e):

          (e) Convertible  Series A Preferred Stock. Of the 20,000,000 shares of the corporation's no par value preferred stock  authorized,  500,000 shares of the corporation's preferred stock shall consist of 8% Convertible Series
     A  Preferred  Stock  ("Convertible  Series A").  The  rights,  preferences, privileges and  restrictions  imposed upon the Convertible  Series A are as follows:

          (i)  Dividends.  The  holders  of the  Convertible  Series  A shall be entitled to receive,  out of funds legally available  therefor,  cumulative dividends at the rate of 8% percent of the  Liquidation  Value per annum in cash,  when and if  declared  by the  Board  of  Directors  which  shall be preferential  to  dividends on any Junior  Securities.  The dividend on the
     Convertible Series A shall be payable semi-annually beginning 30 days after the last day of the  second  calendar  quarter  after the  issuance  of the
     Convertible  Series A ("Original  Issue Date") and 30 days after the end of each second calendar quarter thereafter, when and if declared by the. Board of Directors  Any  dividends  earned on the  Convertible  Series A from the
     Original  Issue  Date to the end of the first  calendar  quarter  after the
     Original Issue Date, shall be earned pro rata from the Original Issue Date.

          If any dividends payable on the Convertible  Series A are not paid for any reason, the right of the holders of the Convertible Series A to receive payment of such  dividends  shall not lapse or  terminate,  but said unpaid dividends  shall  accumulate  and  shall be paid  without  interest  to the holders of the  Convertible  Series A, when and if declared by the Board of
     Directors of the corporation, before any sum or sums shall be set aside for or applied to the purchase or redemption of the Convertible Series A or the
     purchase,   redemption  or  other  acquisition  for  value  of  any  Junior
     Securities and before any dividend shall be paid or declared,  or any other distribution  shall be ordered or made, upon any Junior  Securities.  After cumulative  dividends  on the  Convertible  Series A for all past  dividend periods  and for the then  current  year  dividend  period  shall have been declared  and paid or set  apart,  if the Board of  Directors  may  declare
     dividends  out  of  funds  legally  available  therefor,   such  additional
     dividends may be declared on any Junior Securities.  "Junior Securities" as used herein moans any of the corporation's equity securities other than the
     Convertible Series A shares.

          (ii)  Liquidation and  Dissolution.  Upon the voluntary or involuntary liquidation,  winding  up or  dissolution  of the  corporation,  out of the assets available for distribution to shareholders each share of Convertible
     Series A shall be entitled to receive,  in preference to any payment on any
     Junior Securities of the corporation, an amount equal to one dollar ($1.00)
     per share, plus cumulative  dividends as provided in Section (e)(i) of this
     Article  FOURTH accrued and unpaid to the date payment is made available to the  Convertible  Series  A  (the  "Liquidation  Value").  After  the  full preferential  liquidation  amount has been paid to, or  determined  and set apart for,  Convertible  Series A, the remaining assets shall be payable to the holders of the corporation's Junior Securities. In the event the assets
     of  the  corporation  are   insufficient  to  pay  the  full   preferential
     liquidation  amount  required to be paid to the  Convertible  Series A, the
     Convertible Series A shall receive such funds pro rata on a share for share basis until the full liquidating  preference on the Convertible Series A is paid in full.

          A reorganization described in (iv)(4)(F) below shall not be considered to be a liquidation,  winding up or dissolution  within the meaning of this
     Section (e)(ii) of this Article FOURTH and the  Convertible  Series A shall be entitled only to the rights provided in the plan of reorganization.

          (iii) Voting. A holder of a share of Convertible Series A shall not be entitled to vote on any  matters,  including  the  election  of  directors, except as required by law.

          (iv) Conversion  Rights.  The holders of Convertible Series A have the following conversion rights (the "Conversion Rights"):

               (1) Right to Convert.  Subject to any prior automatic  conversion under  subsection  (2)  immediately  below,  each share of Convertible
          Series A shall be  convertible  at the  option of the  holder,  at the
          office  of  the   corporation  or  of  any  transfer  agent  for  such
          Convertible  Series  A,  as the  case  may be,  into  fully  paid  and nonassessable  shares of Common Stock, at a conversion  price of $1.00 per share,  subject to adjustment  pursuant to paragraph (iv)(4) below
          ("Conversion Price").

               (2)  Automatic  Conversion.  Each share of  Convertible  Series A shall be  automatically  converted  into  Common  Stock on October 14,
          2007.  At such time,  each share of  Convertible  Series -- A shall be converted o one fully paid and nonassessable  share of Common Stock at the Conversion Price.

               (3)  Mechanics  of  Conversion.  Before  any  holder of shares of
          Convertible  Series A shall be  entitled to convert the same into full shares of Common Stock pursuant to paragraph (iv)(1) above, the holder
          shall  surrender  the  certificate  or  certificates  therefor,   duly
          endorsed,  at the office of the  corporation  or of any transfer agent for such  Convertible  Series A, as the case may be,  and  shall  give written  notice to the  corporation  at such  office  that the  holder elects to convert the same and shall state  therein the holder's  name or the name or names of the  holder's  nominees  in which  the  holder wishes the certificate or  certificates  for shares of Common Stock to be issued. The corporation  shall, as soon as practicable  thereafter, issue and deliver or cause to be issued and  delivered  at such office to such holder, or to the holder's nominee or nominees,  a certificate or certificates for the number of full shares of Common Stock to which the holder shall be entitled as  aforesaid.  A conversion  pursuant to paragraph  (iv)(1) above shall be deemed to have occurred  immediately prior to the close of  business on the date of such  surrender  of the shares of  Convertible  Series A to be  converted,  and the  person or persons  entitled to receive the shares of Common Stock  issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               Upon  automatic  conversion  of  Convertible  Series A into  full shares of Common Stock pursuant to paragraph (iv)(2) above, the holder of the Convertible  Series A shall,  upon request by the  corporation, surrender the certificate or certificates therefor,  duly endorsed, at the  office  of  the  corporation  or  any  transfer  agent  for  such
          Convertible  Series A, as the case may be, and shall state therein the holder's  name or the name or names of the holder's  nominees in which the holder wishes the certificate or certificates for shares of Common
          Stock to be issued.  The  corporation  shall,  as soon as  practicable thereafter,  issue and deliver or cause to be issued and  delivered at such office to such holder, or to the holder's nominee or nominees,  a certificate  or  certificates  for the number of full shares of Common
          Stock to which the bolder shall be entitled as aforesaid.

               Each holder of the Convertible  Series A whose Convertible Series
          A is  converted  to  Common  Stock  shall  be  entitled  to,  and  the corporation shall promptly pay in cash, or set aside for payment,  all unpaid  dividends  with  respect  to  such  converted  shares  of  the
          Convertible  Series A, earned to and including the date of conversion.
          A holder  of the  Convertible  Series A shall not be  entitled  to any remaining  dividends  with  respect  to the  Convertible  Series  A so converted,  but  shall  be  entitled  to  receive,  on the date of the conversion,  the arrearages, if any, with respect to any shares of the
          Convertible Series A so converted.

               (4) Adjustments to Conversion Price.

                    (A) Special  Definitions.  For  purposes  of this  paragraph
               (e)(iv),  the "Original Issue Date" shall mean, the original date on which a share of Convertible Series A was first issued to each such  shareholder  and  "Market  Price"  shall be  determined  as follows:

                         (i)  If  the  Common  Stock  is  listed  on a  national
                    securities  exchange or a foreign  exchange,  is admitted to unlisted  trading  privileges  on  such an  exchange,  or is listed  for  trading  on a trading  system  of the  National
                    Association of Securities Dealers,  Inc. such as the Nasdaq,
                    SmallCap  Market  or the  Nasdaq  National  Market,  the OTC
                    Bulletin  Board or the  Bulletin  Board  Exchange,  then the current  value shall be the last  reported sale price of the
                    Common  Stock  on such an  exchange  or  system  on the last business day prior to the conversion date or if no such sale is made on such day,  the  average of the closing bid prices for the Common  Stock for such day on such  exchange or such system shall be used;

                         (ii)  If the  Common  Stock  is not so  listed  on such
                    exchange  or  system  or   admitted   to  unlisted   trading
                    privileges,  the  current  value shall be the average of the last reported bid prices reported by the National  Quotation
                    Bureau,  Inc. on the last  business day prior to the date of conversion date; or

                         (iii) If the Common  Stock is not so listed or admitted
                    to unlisted trading  privileges and if bid prices are not so reported,  the current  value  shall be an amount,  not less than book value, determined in such reasonable manner as may be prescribed by the board of directors of the corporation.

                    (B)  Adjustment  for Stock Splits and  Combinations.  If the
               corporation  shall at any  time or from  time to time  after  the
               Original  Issue  Date  effect a  subdivision  of the  outstanding
               Common  Stock,  the  applicable  Conversion  Price then in effect immediately  before  that  subdivision  shall be  proportionately decreased and,  conversely,  if the corporation shall at any time or from time to time after the  Original  Issue Date  combine the outstanding  shares of Common Stock,  the  applicable  Conversion
               Price then in effect  immediately before the combination shall be proportionately  increased.  Any adjustments under this paragraph
               (iv)(4)(B) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                    (C) Adjustment for Certain Dividends and  Distributions.  In
               the event  the  corporation  at any  time,  or from time to time, after the  Original  Issue  Date  shall  make or issue,  or fix a record  date for the  determination  of holders  of Common  Stock entitled to receive, a dividend or other distribution  payable in shares of Common  Stock,  then and in each  event the  applicable board of directors of the  corporation.  Conversion Price then in effect shall be decreased as of the time of such  issuance or, in the event such a record  date shall  have been  fixed,  as of the close  of  business  on such  record  date,  by  multiplying  the
               Conversion Price then in effect by a fraction:

                         (i) the numerator of which shall be the total number of
                    shares of Common  Stock issued and  outstanding  immediately prior to the time of such  issuance or the close of business on such record date, and

                         (ii) the denominator of which shall be the total number
                    of shares of Common Stock issued and outstanding immediately prior to the time of such  issuance or the close of business on such  record  date  plus the  number  of shares of Common
                    Stock issuable in payment of such dividend or  distribution;
                    provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such  distribution is not fully made on the date fixed therefor, the Conversion
                    Price  shall be  recomputed  accordingly  as of the close of business on such record date and thereafter  such Conversion
                    Price   shall  be  adjusted   pursuant  to  this   paragraph
                    (iv)(4)(c)  as  of  the  time  of  actual  payment  of  such dividends or distributions.

                    (D) Adjustment for Other Dividends and Distributions. In the
               event the  corporation at any time or from time to time after the
               Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other  distribution  payable in  securities  of the corporation  other than shares of Common Stock,  then and in such event provisions shall be made so that the holders of Convertible
               Series A shall receive upon  conversion  thereof,  in addition to the  number of shares of Common  Stock  receivable  thereon,  the amount of  securities  of the  corporation  which they would have received  had  their  Convertible  Series A been  converted  into
               Common Stock on the date of such event and had thereafter, during the  period  from the date of such  event  to and  including  the conversion  date,  retained such  securities  (together  with any distributions  payable thereon during such period)  receivable by them as aforesaid during such period,  giving  application to all adjustments  called for during such period  under this  paragraph
               (d) with respect to the rights of the holders of the  Convertible
               Series A.

                    (E)   Adjustment   for   Reclassification.    Exchange,   or
               Substitution. If the Common Stock issuable upon the conversion of the  Convertible  Series A at any time or from time to time after the  Original  Issue  Date,  shall  be  changed  into the same or different  number of shares  of any  class or  classes  of stock, whether by capital reorganization,  reclassification or otherwise
               (other  than a  subdivision  or  combination  of  shares or stock dividends provided for in paragraphs (iv)(4)(B) and (C) above, or a  reorganization,  merger,  consolidation,  or  sale  of  assets provided for in paragraph  (iv)(4)(F)  below,  then,  and in each such  event,  provisions  shall  be made  (by  adjustment  to the
               Conversion  Price or  otherwise) so that the holder of each share of  Convertible  Series A shall  have  the  right  thereafter  to convert  each  share  of  Convertible  Series A into the kind and amount of shares of stock and other  securities  receivable  upon
               such  reorganization,   reclassification,  or  other  change,  by
               holders of the  number of shares of Common  Stock into which such
               share  of   Convertible   Series  A  might  have  been  converted
               immediately prior to such  reorganization,  reclassification,  or change, all subject to further adjustment as provided herein.

                    (F) Adjustment for Reorganization,  Merger, Consolidation or
               Sales of  Assets.  If at any time or from time to time  after the
               Original Issue Date, there shall be a capital  reorganization  of
               the   corporation   (other  than  a   subdivision,   combination,
               reclassification,  exchange or substitution of shams provided for
               in  paragraphs   (iv)(4)(B)   and  (E)  above)  or  a  merger  or
               consolidation   of  the   corporation   with  or   into   another
               corporation,  or the  sale  of all  or  substantially  all of the corporation's  properties  and  assets  to any  other  person  or
               entity,  then,  as  a  part  of  such   reorganization,   merger,
               consolidation, or sale, provision shall be made (by adjustment to the  Conversion  Price or  otherwise)  so that the holders of the
               Convertible Series A shall thereafter be entitled to receive upon conversion  of the  Convertible  Series A, the number and kind of
               shares  of  stock  or  other   securities   or  property  of  the
               corporation,  or of any successor corporation resulting from such merger  or  consolidation  or sale,  to which a holder  of Common
               Stock  deliverable upon conversion of such shares would have been entitled if such capital reorganization,  merger,  consolidation, or sale occurred on the date of the conversion.

               (5) No Impairment.  The corporation will not, by amendment of its
          Articles of Incorporation or through any  reorganization,  transfer of
          assets,   consolidation,   merger,  dissolution,   issue  or  sale  of
          securities or any other voluntary  action,  avoid or seek to avoid the observance  or  performance  of any of the  terms  to be  observed  or performed hereunder by the corporation,  but will at all times in good faith  assist  in the  carrying  out of all  the  provisions  of  this paragraph  (e)(iv)  and in the  taking  of all such  action  as may be necessary or appropriate, in order to protect the conversion rights of the holders of the Convertible Series A against impairment.

               (6)  Certificate as to  Adjustments.  Upon the occurrence of each adjustment  or  readjustment.  of the  Conversion  Price or any  other adjustment pursuant to this paragraph (e)(iv),  the corporation at its expense shall  promptly  compute such  adjustment or  readjustment  in accordance  with the terms  hereof and  furnish  (in  accordance  with subsection  (8) below) to each holder of such  Convertible  Series A a certificate  setting forth such adjustment or readjustment and showing in detail  the facts upon which such  adjustment  or  readjustment  is based. The corporation shall furnish (m accordance with subsection (8)
          below)  or cause to be  furnished  to such  holder a lice  certificate setting  forth  the (A)  such  adjustment  and  readjustment,  (B) the
          Conversion  Price at the time in effect,  and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time  would  be  received  upon  the  conversion  of a  share  of such
          Convertible Series A.

               (7) Notices of Record Date. In the event that:

                    (A) the corporation  shall set a record date for the purpose of entitling the holders of its shares of Common Stock to receive a dividend,  or other  distribution,  payable  otherwise  than in cash;

                    (B) the corporation  shall set a record daze for the purpose of  entitling  the  holders  of its  shares  of  Common  Stock to subscribe  for or purchase  any shares of any class or to receive any other rights;

                    (C) there  shall  occur any  capital  reorganization  of the corporation,  reclassification  of the shares of the  corporation
               (other  than a  subdivision  or  combination  of its  outstanding common stock), consolidation or merger of the corporation with or into another  corporation  or conveyance of all or  substantially all of the assets of the corporation to another person or entity;
               or

                    (D)  there   shall   occur  a   voluntary   or   involuntary
               dissolution, liquidation, or winding up of the corporation;

                    then, and in any such case, the  corporation  shall cause to be mailed to the holders of record of the  outstanding  shares of the  Convertible  Series  A, at least  10 days  prior to the date hereinafter  specified,  a notice  stating (i) the date which (x)
               has been set as the record date for the purpose of such dividend,
               distribution,   or   rights,   or  (y)   such   reclassification,
               reorganization,  consolidation,  merger, conveyance, dissolution, liquidation  or,  winding up is to take place and (ii) the record date as of which  holders  of  Common  Stock of  record  shall be
               entitled    to   other    property    deliverable    upon    such
               reclassification,    reorganization,    consolidation,    merger,
               conveyance, dissolution, liquidation or winding up.

               (8)  Notices.  Any  notice  required  by the  provisions  of this paragraph  (e)(iv) to be given to the holders of shares of Convertible
          Series A shall  be in  writing  and  shall be  delivered  by  personal service or agent, or by registered or certified  mail,  return receipt requested, with postage thereon fully prepaid. All such communications shall be addressed  to each holder of record at its address  appearing on the books of the  corporation.  Service  of any such  communication made  only by mail  shall be  deemed  complete  on the date of  actual delivery  as  shown  by  the  addressee's  registry  or  certification receipt.

               (9) Fractional Shares. No fractional shares of Common Stock shall be issued  upon  conversion  of  Convertible  Series A. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation  shall  pay cash  equal to the  product  of such  fraction multiplied  by the  Market  Price of one  share  of the  corporation's
          Common Stock on the date of conversion.

               (10) Payment of Taxes.  The corporation will pay all taxes (other than taxes based upon income) and other governmental  charges that may be imposed  with  respect to the issue or delivery of shares of Common
          Stock upon  conversion of shares of  Convertible  Series A,  including without  limitation any tax or other charge imposed in connection with any  transfer  involved in the issue and  delivery of shares of Common
          Stock in a name other than that in which the shares of the Convertible
          Series A so converted were registered.

               (11)  Reservation of Common Stock.  The corporation  shall at all times reserve and keep  available,  out of its authorized but unissued shares of Common  Stock,  solely  for the  purpose  of  effecting  the conversion of the  Convertible  Series A, the full number of shares of
          Common  Stock  deliverable  upon  the  conversion  of  all  shares  of
          Convertible  Series A from time to time  outstanding.  The corporation shall from time to time  increase the  authorized  number of shares of
          Common Stock if the  remaining  unissued  authorized  shares of Common
          Stock shall not be sufficient  to permit the  conversion of all of the
          Convertible Series A at the time outstanding.

               (12)  Restrictions and Limitations.  So long as any shares of the
          Convertible  Series A remain  outstanding,  the  corporation  may not, without a vote or written  consent by the holders of a majority of the outstanding  shares of the Convertible  Series A, voting as a separate class,  authorize,  issue,  obligate  itself to issue, or agree to the
          authorization   or  issuance  by  any  of  the   subsidiaries  of  the
          corporation  of, any capital stock or securities  convertible  into or exercisable for any capital stock,  having a preference over, or being on a parity  with,  the  Convertible  Series A with respect to voting, dividends or upon liquidation.

               (13) Registration  Rights.  Holders of Convertible Series A shall have registration  rights under the Securities Act of 1983, as amended with  respect to the Common  Stock  issuable  upon  conversion  of the
          Convertible  Series A as set forth in that certain Purchase  Agreement dated  October  ___,  2002,  by and among,  Cognigen  Networks,  Inc.,
          Stanford  Financial Group Company,  Inc. and Stanford  Venture Capital
          Holdings, Inc.

               (14) Retirement of Convertible  Series A Converted.  No shares of
          Convertible  Series A that have been  converted  shall  ever  again be
          reissued,   and  all  such  shares  so  converted  shall,   upon  such
          conversion,  cease  to be a  part  of  the  authorized  shares  of the corporation.

          (v) No Preemptive  Rights. No holder of the Convertible Series A shall be entitled as of right to subscribe for, purchase,  or receive any part of any  new or  additional  shares  of any  class,  whether  now or  hereafter authorized,  or of bonds,  debentures,  or other  evidences of indebtedness convertible  into or exchangeable for shares of any class, but all such new or additional shares of any class, or bonds, debentures, or other evidences of indebtedness  convertible into or exchangeable for shares, may be issued and  disposed  of by the  Board of  Directors  on such  terms  and for such consideration  (to the  extent  permitted  by law),  and to such  person or persons as the Board of Directors  in their  absolute  discretion  may deem advisable.

          (vi) Replacement.  Upon receipt of evidence reasonably satisfactory to the  corporation  of the  ownership  and the loss,  theft,  destruction  or mutilation of any certificate  evidencing  Convertible Series A shares, and in the case of any  such  loss,  theft  or  destruction,  upon  receipt  of indemnity and surety bond reasonably  satisfactory to the corporation,  or, in the case of any such mutilation upon surrender of such certificate,  the corporation  will (at its  expense)  execute  and  deliver  in lieu of such certificate  a new  certificate  of lice kind  representing  the  number of
     Convertible Series A shares represented by such lost, stolen,  destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Dated: October 15, 2002

                                        COGNIGEN NETWORKS, INC.
                                        a Colorado corporation

                                        By:/s/Darrell H. Hughes
                                              Darrell H. Hughes, President

The name and mailing  address of the  individual  who caused this document to be delivered for filing is Kevin J. Kanouff, Dorsey & Whitney LLP, 370 17th Street,
Suite 4700, Denver, CO 80202